Exhibit 99.1

MCEWEN MINING ANNOUNCES $60 MILLION RIGHTS OFFERING

BACKSTOPPED BY ITS CHIEF OWNER, ROB MCEWEN

TORONTO, ONTARIO - (October 29, 2012) - McEwen Mining Inc. (“McEwen Mining”) (NYSE: MUX) (TSX: MUX) announced today that McEwen Mining and its wholly-owned subsidiary, McEwen Mining — Minera Andes Acquisition Corp. (“Exchange Co.”) (TSX: MAQ), will launch transferrable rights offerings (the “Rights Offerings”).

We are conducting two concurrent rights offerings because we have two classes of shares: common shares of McEwen Mining (“Common Shares”); and shares of Exchange Co. that are exchangeable on a 1-for-1 basis into Common Shares (“Exchangeable Shares”). The Rights Offerings will provide that holders of Common Shares and Exchangeable Shares will participate on an equal and proportional basis with other holders of the same class of shares in purchasing additional shares of the same class of shares at a considerable discount to the current listed price.

“I believe a rights offering, versus all other forms of financing, is the most fair to our shareholders. We are giving the Companies’ current shareholders who have been supportive and loyal to the Company the first right on this financing. I am personally backstopping this financing for $60 million because I believe McEwen Mining has a bright future,” said Rob McEwen, Chairman and Chief Owner.

•                  Record date/time is set at 5:00 p.m. (EST) on November 8, 2012 (the “Record Date”).

•                  How many shares will I be able to subscribe for? For each share you hold on the Record Date you will receive one (1) subscription right to acquire the same class of shares. For every ten (10) subscription rights of the same class of shares you hold, you will be able to subscribe for one (1) share of that same class of shares (subject to applicable law).

•                  What will it cost to subscribe for a share? Upon the exercise of ten (10) subscription rights each Common Share will cost US$2.25 or CDN$2.24 (if you reside in Canada) and each Exchangeable Share will cost CDN$2.24. The price difference is reflective of the US$/CDN$ exchange rate.

•                  Rights Expiry Date: The Rights Offerings will be open until 5:00 p.m. (EST) on December 4, 2012. Holders of subscription rights will need to exercise their subscription rights prior to that time and date (“Expiry Date”)

•                  How much will the Rights Offerings raise? Gross proceeds of approximately $60m.

•                  What will the funds raised be used for? (1) to fund the advancement of the Company’s El Gallo complex; (2) to complete metallurgical studies on the Company’s Tonkin project and follow-up work as required; (3) to advance the permitting process and environmental impact study on the Company’s Gold Bar project; (4) to further explore the Company’s various projects and properties, and (5) for other corporate purposes.

•                  How many shares will be issued? The Company expects to issue a total of 19,051,679 Common Shares and 7,798,762 Exchangeable Shares representing approximately 10% of our current outstanding Common Shares (assuming the conversion of the Exchangeable Shares issued in the Rights Offerings into Common Shares).

•                  Will this dilute my percentage share holdings? Your shareholdings will not be diluted if you exercise your rights in full. If your rights go unexercised or you sell your rights (see below), your percentage share holdings will be diluted.

•                  Can I sell my rights on the NYSE or TSX? Yes, shareholders who do not wish to exercise their subscription rights will have the option of selling their subscription rights to acquire the underlying Common Shares through the New York Stock Exchange or the Toronto Stock Exchange and their subscription rights to acquire the underlying Exchangeable Shares on the Toronto Stock Exchange (subject to the New York Stock Exchange and the Toronto Stock Exchange approving the trading of the subscription rights and the listing and trading of the shares issuable upon the exercise of such subscription rights).

•                  Can I buy more shares? Perhaps. All shareholders of McEwen Mining and of Exchange Co. will be offered an oversubscription privilege that allows those shareholders that fully exercise their subscription rights the opportunity to acquire, on a pro rata basis, additional Common Shares or Exchangeable Shares, respectively, that remain unpurchased on the Expiry Date.

•                  When will I receive additional information? A rights certificate and a prospectus or rights offering circular will be mailed to each shareholder of McEwen Mining and Exchange Co. shortly following the Record Date.

•                  Backstop: Rob McEwen will be subscribing for all the subscription rights made available to him as a result of his 25% ownership in McEwen Mining (includes his Exchangeable Shares), but will not participate in the oversubscription privilege thereunder. In addition, he has agreed to backstop the Rights Offerings in their entirety. This means that if any subscription rights remain un-exercised in the Rights Offerings (including the oversubscription privilege) on the Expiry Date, the unsubscribed Common Shares and Exchangeable Shares will be subscribed for by Rob. This guarantees that the Rights Offerings will be fully subscribed for. The Company will raise approximately US$60 million in gross proceeds from the Rights Offerings.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high quality, high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules Copper project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 268,495,751 shares issued and outstanding (comprised of 190,516,797 Common Shares and 77,987,621 Exchangeable Shares). Rob McEwen, Chairman and Chief Owner, owns approximately 25% of the shares of McEwen Mining (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares). As of June 30, 2012, McEwen Mining had cash and liquid assets of $38 million.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between the Company and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: www.facebook.com/McEwenRob Twitter: www.twitter.com/McEwenMining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com